SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                     --------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration No.:

         (3) Filing Party:

         (4) Dated Filed:

April 28, 2006




To Our Stockholders:

         You are cordially invited to attend the 2006 Annual Meeting of the Stockholders of Performance Technologies, Incorporated at our headquarters located at 205 Indigo Creek Drive, Rochester, New York 14626, on Thursday, May 25, 2006 at 10 a.m. local time.

         The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Our 2005 Annual Report, which sets forth important financial information concerning the Company, is enclosed with this mailing.

         A brief report will be made at the meeting about our performance for the year 2005, and you will have an opportunity to ask questions of our management.

         We sincerely hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. Please sign, date and return the proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. For some stockholders, information regarding telephone and internet voting is included in the proxy card instructions.

         On behalf of our officers and directors, I wish to thank you for your interest in the Company and your confidence in its future.



                                             Very truly yours,



                                             /s/ John M. Slusser
                                             -----------------------
                                             John M. Slusser
                                             Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2006


   The Annual Meeting of Stockholders (the "Meeting") of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") will be held at our headquarters located at 205 Indigo Creek Drive, Rochester, New York 14626, on Thursday, May 25, 2006 at 10 a.m., local time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

   1.    To elect two nominees to our Board of Directors for a three-year term.

   2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

   3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   Our Board of Directors has fixed the close of business on March 29, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

   A Proxy Statement and Proxy Card are enclosed.



                                        By Order of the Board of Directors,



                                        /s/  Stuart B. Meisenzahl
                                        ---------------------------
                                        Stuart B. Meisenzahl
                                        Secretary to the Board

Dated at Rochester, New York
April 28, 2006


YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD. FOR SOME STOCKHOLDERS, INFORMATION REGARDING TELEPHONE AND INTERNET VOTING IS INCLUDED IN THE PROXY CARD INSTRUCTIONS.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                             205 Indigo Creek Drive
                            Rochester, New York 14626

                                                                  April 28, 2006

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2006

                               GENERAL INFORMATION

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") to be used at our Annual Meeting of Stockholders, which will be held on Thursday, May 25, 2006 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being mailed to our stockholders on or about April 28, 2006. The proxy, when properly executed and received by our Secretary prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with our Secretary prior to the Meeting. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or our regular employees, without extra compensation, may solicit proxies personally, by telephone, e-mail or facsimile transmission. We requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                                 VOTES REQUIRED

         Stockholders may vote by mail, telephone or the Internet. For some stockholders, information regarding telephone and Internet voting is included in the proxy card instructions. Our total outstanding shares of capital stock as of March 29, 2006, the record date for the Meeting (the "Record Date"), consisted of 13,134,920 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only our holders of Common Stock of record on the books at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

         Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of our Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum.

         The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions are treated as shares present and voting, so abstaining has the same effect as a negative vote. Regarding broker non-votes, which occur when brokers hold shares for clients, have not received voting instructions from those clients, and do not have discretionary authority under applicable law to vote the shares on a particular proposal absent client instructions, such shares would be deemed present for quorum purposes and entitled to vote for voting purposes with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP, because that is a proposal over which brokers have discretionary authority.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table, with notes thereto, sets forth as of March 29, 2006 certain information regarding the Common Stock held by (i) persons known to us who own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our Named Executives and (iv) all of our directors and executive officers as a group. Unless otherwise indicated immediately beneath the beneficial owner's name, the address of each beneficial owner listed in the table below is c/o Performance Technologies, Incorporated, 205 Indigo Creek Drive, Rochester, New York 14626.

                                               Shares Beneficially Owned
                                               -------------------------
     Name of Beneficial                Amount and Nature
     ------------------                -----------------
           Owner                    of Beneficial Ownership  Percent of Class(1)
           -----                    -----------------------  -------------------

Bank of America Corporation                1,494,896(2)             11.3%
  1 Tryon St., Floor 25,
  Bank of America Corporate Center
  Charlotte, NC  28255

SunTrust Banks, Inc.                         849,120(3)              6.5%
  303 Peachtree Street, Suite 1500,
  Atlanta, GA 30308

FMR Corp.                                    675,819(4)              5.1%
  82 Devonshire Street
  Boston, MA  02109


Charles E. Maginness                         649,642(5)              4.9%
John M. Slusser                              320,761(6)              2.4%
William E. Mahuson                           249,960(7)              1.9%
Bernard Kozel                                224,144(8)              1.7%
Dorrance W. Lamb                             190,832(9)              1.4%
John J. Peters                               115,302(10)               *
John J. Grana                                 75,300(11)               *
Stuart B. Meisenzahl                          43,250(12)               *
Robert L. Tillman                             39,000(13)               *
E. Mark Rajkowski                             20,350(14)               *
Michael P. Skarzynski                              -                   *

All Directors and Executive
Officers as a Group (11 persons)           1,928,541(15)            14.1%

-------------------------
* Less than 1%.

(1) Percentage based upon 13,134,920 shares of Common Stock outstanding as of March 29, 2006 plus respective rights to receive shares within 60 days of the date of record.

(2) The following information is derived from Amendment No. 6 to Schedule 13G dated February 8, 2006 filed by Bank of America Corporation. NB Holdings Corporation, Bank of America, NA, Columbia Management Group, LLC and Columbia Management Advisors, LLC are the listed subsidiaries which acquired the security being reported by the parent holding company. Bank of America Corporation has shared dispositive power over 1,494,896 shares and shared power to vote or to direct the voting of 1,075,958 shares. NB Holdings Corporation has shared dispositive power over 1,494,896 shares, and shared voting power over 1,075,958 shares. Bank of America, NA has sole voting power over 205,658 shares, shared voting power over 870,300 shares, sole dispositive power over 232,796 shares and shared dispositive power over 1,262,100 shares. Columbia Management Group, LLC has shared dispositive power over 1,259,000 shares and shared voting power over 870,300 shares. Columbia Management Advisors, LLC has sole dispositive power over 1,259,100 shares and sole voting power over 870,300 shares.

(3) The following information is derived from Amendment No. 1 to Schedule 13G dated February 13, 2006 filed by SunTrust Banks, Inc. as parent holding company for Trusco Capital Management and for SunTrust Bank Holding Company as parent company for SunTrust Bank in various fiduciary capacities. SunTrust Banks, Inc. has sole voting power over 849,120 shares and sole dispositive power over 849,120 shares.

(4) The following information is derived from Amendment No. 9 to Schedule 13G dated January 10, 2006 filed by FMR Corp. The amount shown consists of 675,819 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the "Funds") registered under Section 8 of the Investment Company Act of 1940. Fidelity Low Priced Stock Fund, one of the investment companies, owns 675,819 of such shares. Edward C. Johnson 3d, Chairman of FMR
       Corp., and FMR Corp., through its control of Fidelity Management & Research Company and the Funds, each has sole dispositive power with respect to the shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds' Boards of Trustees.

(5) Includes (a) 40,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 93,247 shares of Common Stock owned of record by Mr. Maginness' wife. Mr. Maginness disclaims beneficial ownership of the shares owned by his wife. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(6) Includes (a) 20,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 15,000 shares of Common Stock owned of record by Mr. Slusser as custodian for his minor children living in his household. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(7) Includes 104,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 14,500 shares of Common Stock issuable upon exercise of stock options not yet vested.

(8) Includes (a) 30,000 shares of Common Stock issuable upon exercise of options currently exercisable and (b) 189,144 shares of Common Stock owned of record by The Kozel Holding Company, LLC, over which Mr. Kozel has voting and investment power. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(9) Includes 128,500 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 29,000 shares of Common Stock issuable upon exercise of options not yet vested.

(10) Includes 113,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 39,000 shares of Common Stock issuable upon exercise of stock options not yet vested.

(11) Includes (a) 73,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 150 shares of Common Stock owned of record by Mr. Grana's wife as custodian for their child living in their household. Excludes 39,000 shares of Common Stock issuable upon exercise of options not yet vested.

(12) Includes 40,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(13) Includes 20,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(14) Includes 20,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(15) Includes 588,500 shares of Common Stock issuable upon exercise of stock options currently exercisable. Excludes 181,500 shares of Common Stock issuable upon exercise of stock options not yet vested.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Board of Directors is divided into three classes. We currently have seven directors, three in two classes and two in one class, a majority of whom are independent under the Nasdaq listing standards. Terms are staggered so that only one class is elected at each Annual Meeting of Stockholders. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

         Our Board of Directors recommends the election of the two nominees named below, each of whom is currently a director. Our Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

         The following table sets forth certain information with respect to our directors who are nominated for re-election at the Meeting for a three-year term expiring in 2009.

          PROPOSED FOR ELECTION AS DIRECTORS AT THE 2006 ANNUAL MEETING
                     FOR A THREE-YEAR TERM EXPIRING IN 2009
                                                                        Director
                      Name and Background                                 Since

Michael P. Skarzynski, age 49, has served as President and Chief          2005
Executive Officer since November 2005. Prior to joining Performance Technologies, he served as a senior advisor to Hudson Abel Partners, LLP, an investment bank in New York. For the previous six years, Mr. Skarzynski led two ventures as CEO - Xebeo, an IP broadband switch venture acquired by UTStarcom, Inc., and Predictive Networks, an application service provider offering a business intelligence and analytics overlay network. From 1992 to 1999, he held various executive roles at AT&T, Bell Labs and Lucent Technologies. Mr. Skarzynski served as U.S. Assistant Secretary for Trade Development in the Department of Commerce from 1989-1991, and held business development and international sales and marketing roles at Motorola, Inc. from 1985 to 1989. He holds a Masters in Business Administration degree from Northwestern University and a B.S. degree in foreign service from Georgetown University.

Robert L. Tillman, age 58, has been an independent business consultant    2003
since 2002. From 2000 to 2002, he served as General Manager in Intel's Embedded Intel Architecture Division, where he was responsible for the operations of Ziatech Corporation. From 1997 to 2000 he held the position of President of Ziatech Corporation.





         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1

         The following table sets forth certain information with respect to each director whose term in office does not expire at the Meeting.

                       DIRECTORS WHOSE TERMS DO NOT EXPIRE
                           AT THE 2006 ANNUAL MEETING
                                                                        Director
                      Name and Background                                 Since

Bernard Kozel, age 84, has served as a director of the Company since      1983
1983. He is the former Chairman of the Board of J. Kozel & Son, a
Rochester, New York-based structural steel company. He is President of K.G. Capital Corporation.

Charles E. Maginness, age 73, served as Chairman of our Board of          1983
Directors from 1986 to 2001 and served as our Chief Executive Officer from 1995 to 1997. From 1984 through 1986, he held the position of President and from 1984 through 1995 was also Chief Financial Officer.
From 1970 to 1983, Mr. Maginness was employed by Kayex Corporation where he held several positions, including President and Chief Executive
Officer, and President of its Hamco Division. He is currently a partner in Vortex LLC.

Stuart B. Meisenzahl, age 64, has served as a director of the Company     2001
since 2001.  He is a former partner in the law firm of Harter, Secrest &
Emery LLP, which continues to serve as general counsel to the Company.
He was affiliated with the firm for 36 years, retiring in 1999, and he practiced principally in the areas of federal securities law and biotechnology licensing. Following his retirement, Mr. Meisenzahl has acted as a business consultant to a number of biotechnology companies and is Acting General Counsel to Vaccinex, Inc., a biotechnology company in Rochester, New York. In addition, he has served as director or trustee of a number of charitable organizations in Rochester, New
York.

E. Mark Rajkowski, age 47, has been Senior Vice President and Chief       2003
Financial Officer of MeadWestvaco Corporation since 2004 and has served as director of the Company since 2003. From December 2003 to August 2004,
Mr. Rajkowski was Vice President and General Manager, Worldwide
Operations, Digital Film and Imaging Systems Business, for Eastman Kodak Company. From January 2003 to December 2003, he held the position of Chief Operating Officer of Kodak's Digital and Applied Imaging Division.
From 2001 to 2003, he held the position of Vice President of Finance for Eastman Kodak and from 1998 until 2001, he held the position of Corporate Controller for Eastman Kodak.

John M. Slusser, age 53, a founder of the Company, has served as          1981
Chairman of our Board of Directors since June 2001, as a director since our formation in 1981 and as our Chief Strategic Officer from January
2003 to May 2005. From 1981 through 1995, he held various positions within the Company, including President and Chief Executive Officer.
From 1995 until 2000, he served as Chairman of the Board of InformationView Solutions Corporation and from 1995 to 1999 he served as that company's Chief Executive Officer. Since 2000, he has served as President of Radio Daze LLC.


                              CORPORATE GOVERNANCE

Committees of the Board of Directors

         Our Board has a Compensation Committee to evaluate executive compensation and to determine grants pursuant to our stock-based incentive plans. Messrs. Maginness, Meisenzahl and Tillman currently comprise the Compensation Committee. All members of the Compensation Committee qualify as being "independent" under the independence standards of the Nasdaq listing standards. For purposes of complying with Securities Exchange Act Rule 16b-3, we have at least two non-employee directors administer our stock-based incentive plans.

         Our Board has an Audit Committee for the purpose of reviewing our financial reporting procedures and attending to related matters, as discussed in the committee's charter. Messrs. Meisenzahl, Rajkowski and Tillman currently comprise the Audit Committee. The updated written charter for the Audit Committee, which was adopted by the Board of Directors, more specifically sets forth the duties of the Audit Committee and is attached as Appendix A. All of the members of the Audit Committee are financially literate and qualify as being "independent" under the independence standards of the Nasdaq listing standards and applicable SEC rules. In addition, the Board has determined that Mr. Rajkowski qualifies as an "audit committee financial expert" under applicable SEC rules.

         Our Board of Directors has a Nominating Committee to identify potential candidates for nomination to our Board of Directors. The Nominating Committee has a written charter, which is available in the Investors section of our Web site at www.pt.com, and it specifically sets forth the duties of the Nominating Committee. Messrs. Kozel, Maginness and Tillman currently comprise the Nominating Committee. Each member is "independent," as independence is defined under the Nasdaq listing standards.

         The Nominating Committee believes that director candidates should have certain minimum qualifications including the ability to read and understand basic financial statements and each should possess the highest personal integrity and ethics.

The Nominating Committee also considers such factors as:

        o possessing relevant expertise to offer advice and guidance to management;
        o having sufficient time to devote to our affairs;
        o demonstrating excellence in his or her field;
        o having sound business judgment; and
        o having the commitment to support the long-term interests of our stockholders.

         New candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers diversity, maturity, skills and such other factors as it deems appropriate given our current needs and the needs of our Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors' overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

         The Nominating Committee meets to discuss and consider such candidates' qualifications and then selects nominees for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received, and therefore has not rejected, a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

         The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating Committee at the address set forth on the cover of this Proxy Statement. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. In addition, any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

         The Compensation Committee, Audit Committee and Nominating Committee met four, eight and one time, respectively, in 2005. Our Board of Directors held eleven meetings in 2005. All of the directors attended at least 75 percent of the Board of Directors' meetings and committee meetings that required their attendance. As required by the Nasdaq listing standards, it is the policy of the Board of Directors that the independent members of the Board meet regularly in executive (private) sessions at which only independent directors are present. The independent directors select from among their number a single director to serve as the presiding director during their executive sessions. We believe that it is important for our directors to attend the Annual Meeting of Stockholders and expect them to do so each year, barring unforeseen circumstances. All of our directors attended the 2005 Annual Meeting of Stockholders.


                            COMPENSATION OF DIRECTORS

         Members of the Board of Directors who are not our employees receive $1,000 for each meeting attended, and the secretary to the Board of Directors receives an additional $500 for each meeting attended. Each Board member also receives $15,000 per year if he attends at least 75 percent of the scheduled Board of Director meetings. In addition, each committee member receives $500 for each committee meeting attended. Annual retainers are also paid to committee members acting in various capacities as follows: Audit Committee chairman $5,000, Audit Committee member $2,500; Compensation Committee chairman $2,500, Compensation Committee member $1,250; Nominating Committee chairman $1,500, Nominating Committee member $750; Board Secretary, if non-employee, $1,000; and Board Chairman, if outside Director, $10,000. In 2005, a Succession Committee comprised of Messrs. Maginness, Slusser and Tillman were paid $5,000, $7,500 and $5,000, respectively, upon the hiring of our new Chief Executive Officer in recognition of their efforts during the search. Our 2001 Stock Option Plan currently provides that on the day of our Annual Meeting of Stockholders, each individual elected, re-elected or continuing as an Outside Participating Director will automatically receive a non-statutory option for 10,000 shares of Common Stock. The exercise price for these options will be the fair market value of our Common Stock on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant. From time to time, we may grant restricted stock or additional options to directors. At the 2005 Annual Meeting of Stockholders, Messrs. Kozel, Maginness, Meisenzahl, Rajkowski, Slusser and Tillman each received a non-qualified option to purchase 10,000 shares at an exercise price of $6.78 per share.


                               EXECUTIVE OFFICERS

         We are currently served by the following executive officers, who are appointed annually by the Board of Directors and serve until their successors are appointed.
                                                                     Executive
              Name and Background                                  Officer Since
John J. Grana, age 50, has served as Senior Vice President of          2000
Systems Engineering since November 2005. From 2000 to 2005 he served as Vice President of Software Engineering. From 1997 to
2000, he held the position of Vice President and General Manager of the Controller Products Group. From 1994 to 1997, he held the position of Vice President of Software Engineering. From 1990 to
1994, he held the position of Technical Director of the Workstation Products business unit, and from 1986 to 1990, he served in various engineering positions. Prior to joining the Company, he held various engineering positions with Computer
Consoles, Inc.(now a division of Nortel Networks). Mr. Grana holds a BS degree in computer science from Rochester Institute of Technology.

Dorrance W. Lamb, age 58, has served as Chief Financial Officer of     1992
the Company since 1995 and as Senior Vice President since November
2005. From 1992 to 2005 he served as Vice President of Finance.
Prior to joining the Company, he was Senior Vice President for Finance and Administration at Infodata Systems, Inc. based in Fairfax, Virginia. Mr. Lamb is a certified public accountant and holds a BS degree in accounting from Benjamin Franklin University.

William E. Mahuson, age 55, has served as Vice President of Business   1987
Development since November 2005. From 1987 to 2005 he served as Vice President. From 1992 to 1995 he served as General Manager of the UconX business unit of the Company. From 1987 to 1990, he served as Vice President, Engineering. Prior to joining the Company, he held various technical and technical management positions with Computer Consoles, Inc.(now a division of Nortel Networks) and Xerox
Corporation. Mr. Mahuson holds a BS degree in electrical engineering from Rensselaer Polytechnic Institute.

John J. Peters, age 47, has served as Chief Technical Officer and      2000
Senior Vice President of Platform Engineering since November 2005.
From 2000 to 2005, he served as Vice President of Engineering. From
1997 to 2000, he held the position of Vice President of Development, Network Switching Products. From 1994 to 1997, he held the position of Vice President of Hardware Engineering. From 1990 to 1994, he served as Technical Director of the Hardware Products business unit, and from 1986 to 1990, he served in various engineering positions.
Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc.(now a division of Nortel Networks). Mr.
Peters holds a BS degree in engineering from the Rochester Institute of Technology.

Michael P. Skarzynski, age 49, has served as our Chief Executive       2005
Officer since November 2005. Further information about Mr. Skarzynski is set forth under "DIRECTORS PROPOSED FOR ELECTION AT THE 2006
ANNUAL MEETING" above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

         Based solely on our review of such reports furnished to us and written representations from certain reporting persons, we believe that our executive officers, directors and more than 10% stockholders timely filed all Section 16(a) reports required to be filed by them during the most recent fiscal year.

 REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO THE EXECUTIVE COMPENSATION

         General
         -------

         The Compensation Committee of the Board of Directors is responsible for setting the Company's executive compensation policy. The Committee is currently comprised of three outside directors, Charles E. Maginness, who serves as Chairman, Stuart B. Meisenzahl and Robert L. Tillman, all of whom are not employees and are not eligible to participate in the executive compensation program. All members of the Committee qualify as being "independent" under the independence standards of the Nasdaq listing standards.

         The Company's executive compensation program is designed to serve the broader strategic goals of profitable growth and the creation of long-term stockholder value. The program is fundamentally a pay-for-performance program designed to:

        o   ensure our ability to attract and retain executives;
        o strongly align the interests of our executives with those of our stockholders; and
        o provide a compensation package that balances individual contributions and overall business results.

         From time to time, the Committee selects, and when it deems appropriate is advised by, an independent executive compensation consultant to assist in evaluating the components of the executive compensation program. In 2005, the Committee engaged an executive compensation consultant. The competitive analysis developed by this firm was helpful in constructing the compensation package for the new Chief Executive Officer and will be useful in supporting our continuing efforts to provide a fair and equitable compensation plan.

         The three key components of the executive compensation program are base salary, short-term incentive awards (cash bonus) and long-term incentive awards (stock-based awards).

         Base Salary. Annually, the Committee assesses a number of factors in fixing the salary of the Chief Executive Officer and for all of our executives. The salary plan considers a number of factors including the individual's position, job responsibilities and performance.

         Annual Short-term Incentive Awards. The annual short-term incentive awards program is intended to be variable and is directly related to the Company's financial performance. Annual incentive goals are established for executives and key employees at the beginning of the year. The amounts contributed to the short-term incentive program is directly related to financial performance.

         Long-term Incentive Awards. The Committee believes that the Company's long-term incentive awards, which are primarily stock-based compensation, align the interest of executives and employees with that of the Company's stockholders, as any appreciation in the price of the stock will benefit all stockholders commensurately. Historically, stock-based compensation has primarily been in the form of stock options. Stock options provide executives and employees with the opportunity to purchase our Common Stock, increase their equity in the Company and to share in the appreciation in the value of our stock. Under our 2001 Stock Option Plan and 2003 Omnibus Incentive Plan, which have been approved by the stockholders, the Committee may grant stock options to executives and employees. The size of stock option awards has been based primarily on the individual's position, job responsibilities and performance. Stock option awards are granted at an exercise price equal to the market price of our Common Stock on the date of grant and generally vest in up to five years. Stock option awards generally have a term of up to ten years. The actual value of any stock options granted will depend entirely on the extent to which our Common Stock has appreciated in value at the time the options are exercised. This provides an incentive for executives and employees to create wealth for the stockholders and provides rewards in proportion to the gain received by other stockholders. We have not repriced outstanding stock options at any time in the past.

         The Company's stock price closed at $7.18 on March 24, 2005. On March 25, 2005, the Compensation Committee amended the terms of certain stock option award agreements by accelerating the vesting of certain employee stock options, with an option price greater than $15.11 per share. The stock option agreements amended were awarded under the 2001 Stock Option Plan and under the 2003 Omnibus Incentive Plan. These options were accelerated because the Committee believed that there was only a remote possibility that these stock options would be exercised before termination and in order to reduce the Company's exposure to the effects of Statement of Financial Accounting Standards No. 123 (Revised), "Share-Based Payment". This statement requires companies to recognize stock-based compensation expense associated with a stock option award based on the fair value of the award at the grant date. This statement became effective on January 1, 2006.

         Executive Officer Compensation
         ------------------------------

         All of our executive officers received an increase in their base salaries, effective January 1, 2005. Those increases are reflected in the Summary Compensation Table in the Executive Compensation section of this report. The Company did not meet the annual profitability measurements established in the Short-term Incentive Program, and therefore, no cash incentive bonuses were paid to executives for 2005. Stock options were granted to certain executive officers in May 2005 and to the new CEO in November 2005. The individual grants are detailed in the table titled Option Grants in Last Fiscal Year.

         President and Chief Executive Officer
         -------------------------------------

         During 2005, Donald Turrell served as our Chief Executive Officer until his resignation on November 3, 2005. Mr. Turrell's base salary, short-term incentive and long-term incentive awards in 2005 were determined by the Compensation Committee based upon the same general factors as those employed by the Compensation Committee for executive officers. Mr. Turrell's base salary for 2005 was $237,000. Mr. Turrell was not granted stock options in 2005.

         On November 3, 2005, we hired Michael Skarzynski to serve as our Chief Executive Officer. The Company is a party to an employment agreement with Mr. Skarzynski that was executed on November 3, 2005. Under the terms of the employment agreement, Mr. Skarzynski's base salary was fixed at an annual rate of $300,000 for the remainder of 2005 and for 2006. Mr. Skarzynski is also eligible to earn an operating bonus of $150,000 if he is employed by us on December 31, 2006. The employment agreement also includes certain allowances for relocation expenses for Mr. Skarzynski and his family during 2006.

         Upon his hiring, Mr. Skarzynski was granted a non-statutory stock option to purchase 225,000 shares of our common stock. The option was granted at an exercise price of $7.94 per share and vests over a six-year period. The vesting will accelerate upon our achievement of certain levels of earnings per share or upon a change in control, as defined in the employment agreement.

                             Compensation Committee:
                         Charles E. Maginness, Chairman
                              Stuart B. Meisenzahl
                                Robert L. Tillman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Chief Executive Officer, Michael Skarzynski, consults with the Compensation Committee and makes recommendations. He participates in discussions with the Compensation Committee but does not vote or otherwise participate in the Compensation Committee's determinations. None of the executive officers has served as a member of a compensation committee of a board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors, and there are no other matters regarding interlocks or insider participation that the Company is required to report.

                             EXECUTIVE COMPENSATION

         Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003, paid to those persons who were, during the fiscal year ended December 31, 2005 (i) our Chief Executive Officer and (ii) each of our other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

      Name and                                                      Long-Term
  Principal Position                Annual Compensation(1)         Compensation
  ------------------                -------------------            ------------

                                                            Securities
                                              Other Annual  Underlying
                                              Compensation   Options  Restricted
                        Year    Salary   Bonus   ($)(1)       (#)(2)    Stock(3)
                        ----    ------   -----   ------       ------    --------
Michael P. Skarzynski   2005   $42,692           $7,390       225,000
Chief Executive Officer
and President (as of
11/3/05)

Donald L. Turrell       2005  $236,865     -
Chief Executive Officer 2004  $230,000     -                   35,000
and President (to       2003  $219,693 $150,000                50,000    2,900
11/3/05)

Dorrance W. Lamb        2005  $197,723     -                   12,000
Senior Vice President   2004  $190,000     -                   25,000
and Chief Financial     2003  $179,724 $135,000                40,000    2,180
Officer

William E. Mahuson      2005  $141,154     -                    6,000
Vice President of       2004  $136,250     -                   10,000
Business Development    2003  $129,900  $90,000                25,000    1,960

John J. Grana           2005  $162,894     -                   12,000
Senior Vice President   2004  $157,500     -                   17,500
of Systems Engineering  2003  $149,885  $90,000                25,000    1,740

John J. Peters          2005  $162,849     -                   12,000
Senior Vice President   2004  $157,500     -                   17,500
of Platform Engineering 2003  $149,885  $90,000                25,000    1,740
and Chief Technical
Officer

------------------
(1) Other annual compensation to Mr. Skarzynski in 2005 included benefits related to a life insurance expense reimbursement and an automobile allowance. During 2005, we provided certain perquisites and benefits to certain other executive officers listed above. These included automobile allowances and expenses, 401(k) allowances and life insurance. The aggregate value of those perquisites and personal benefits provided to these executives did not exceed the lesser of $50,000 or 10% of the executive officer's annual salary and bonus for a given year.
(2) Excluding Mr. Skarzynski, stock options granted in 2005 were issued to certain executive officers in May 2005. A stock option was granted to Mr. Skarzynski in November 2005. Stock options granted in 2004 were issued to executive officers in April 2004, while options granted for 2003 were issued to executive officers in April 2003.
(3) Restricted stock was granted to the executive officers in June 2003. The restricted stock was earned and issued in January 2004. The fair market value of our common stock on the date of issuance was $17.50.


                              EMPLOYMENT AGREEMENTS


         We executed an employment agreement with Mr. Skarzynski on November 3, 2005 ("Employment Agreement") pursuant to which Mr. Skarzynski serves as our President and Chief Executive Officer.

        The following is a brief description of the terms and conditions of the Employment Agreement that are material to the Company:

    o Mr. Skarzynski receives a base salary of $300,000 per year and is eligible to receive an annual performance bonus, which is earned and payable in accordance with our bonus policies for our executive officers.

    o If Mr. Skarzynski remains employed by us as our President and Chief Executive Officer between November 3, 2005 and December 31, 2006, his operating bonus for fiscal year 2006 will be not less than $150,000.

    o Mr. Skarzynski received a non-qualified stock option to purchase 225,000 shares of our common stock under our 2003 Omnibus Incentive Plan. Subject to certain conditions, the option shall vest and become exercisable pro rata with respect to 37,500 of the shares subject to the option on each of the first, second, third, fourth, fifth and sixth anniversaries of the granting of the option.

    o Vesting of Mr. Skarzynski's option will be accelerated if the Company meets certain year-end earnings per share milestones during the life of the option. If the Company's audited after tax earnings per share for the fiscal year ended (i) December 31, 2006, (ii) December 31, 2007 or
         (iii) December 31, 2008, are equal to or exceed $0.75 per share (as adjusted to reflect any stock splits, recapitalizations or the like), then 50% of the as yet unvested shares subject to the stock option shall immediately vest and become exercisable, provided Mr. Skarzynski is a full-time employee of the Company at that time. If the Company's audited after tax earnings per share for the fiscal year ended (i) December 31, 2006, (ii) December 31, 2007, (iii) December 31, 2008,
         (iv) December 31, 2009, (v) December 31, 2010, or (vi) December 31, 2011, are equal to or exceed $1.20 per share (as adjusted to reflect any stock splits, recapitalizations or the like), then 100% of the as yet unvested shares subject to the stock option shall immediately vest and become exercisable, provided Mr. Skarzynski is a full-time employee of the Company at that time.

    o In exchange for using his best efforts to permanently relocate from New Jersey to the Rochester, New York area by July 31, 2006, Mr. Skarzynski shall receive certain relocation benefits, including the reimbursement of up to an aggregate of $150,000 in relocation and moving expenses actually incurred by him, as well as additional reimbursements for temporary housing and travel expenses.

    o If Mr. Skarzynski resigns from his employment, without good reason, at any time within the first year of the Employment Agreement, he must reimburse us for the value of all relocation benefits that he has received.

    o Mr. Skarzynski is subject to confidentiality, non-competition and non-solicitation obligations.

    o The Employment Agreement shall continue in existence until it is terminated in accordance with its terms.

    o If Mr. Skarzynski's employment is terminated without cause, if he resigns for good reason, or if the Company experiences a change of control and Mr. Skarzynski no longer continues as its President and Chief Executive Officer, subject to certain conditions, Mr. Skarzynski shall: (i) continue to receive his base salary for 12 months, (ii) continue to receive health and medical insurance benefits for 12 months, (iii) receive a pro rata portion of his operating bonus actually earned (including, if applicable, a pro rata portion of the minimum operating bonus guaranteed for 2006), and (iv) be eligible to immediately exercise that portion of his option that would have been vested and exercisable had he continued in his employment with the Company for a further 12 months (during the first year of the Employment Agreement, up to an aggregate of 75,000 shares shall be subject to such accelerated vesting).

    o We maintain a directors' and officers' liability insurance policy covering liabilities that may be incurred by Mr. Skarzynski in his capacity as a director and an officer, and we would indemnify Mr. Skarzynski, to the fullest extent permitted by law, if he is made a party to any threatened, pending or contemplated lawsuit by reason of his service as a director and an officer and incurs any costs, losses, damages, judgments, liabilities and expenses (including reasonable attorneys' fees), unless Mr. Skarzynski is adjudged to have been guilty of fraud or bad faith or he breaches the terms of the Employment Agreement.

        On November 3, 2005, the Board of Directors adopted guidelines regarding the severance benefits that we will provide to certain executive employees in the event that their employment with us is terminated without cause (the "Guidelines").

The Guidelines provide the following severance benefits:

    o Subject to our regular payroll policies and practices, the continuation of salary, automobile, and health insurance benefits for six months after the date the executive employee's employment ends;

    o Accelerated vesting of all outstanding stock options that would have vested within one year from the date of termination; and

    o    The payment of any earned but unpaid bonus for the prior year.


These Guidelines currently cover the following Named Executives:

    o    Dorrance W. Lamb;

    o    John J. Grana;

    o    William E. Mahuson; and

    o    John J. Peters.


For the purpose of the Guidelines, the Board of Directors determined that "cause" means (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Company, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Company, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Company's property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

The Guidelines are effective as of November 3, 2005.

                        STOCK OPTION GRANTS AND EXERCISES

         The following sets forth information with respect to stock options granted to the Named Executives during the fiscal year ended December 31, 2005 pursuant to our 2001 Stock Option Plan and our 2003 Omnibus Incentive Plan.



                         OPTION GRANTS IN LAST FISCAL YEAR

                                 Individual Grants
                                 -----------------
                                                                        Potential
                                                                    Realizable Value
                                  % of Total                       at Assumed Annual
                      Number of    Options                           Rates of Stock
                      Securities  Granted to                       Price Appreciation
                      Underlying  Employees  Exercise              for Option Term(3)
                        Options   in Fiscal   Price   Expiration  -------------------
       Name             Granted      Year   ($/Share)    Date       5%($)      10%($)
       ----             -------      ----   ---------    ----       -----      -----
Michael P. Skarzynski  225,000(1)    52.4%    $7.94     11/3/13   $493,610  $1,090,658
Dorrance W. Lamb        12,000(2)     2.8%    $5.78     5/17/13    $19,164     $42,344
William E. Mahuson       6,000(2)     1.4%    $5.78     5/17/13     $9,582     $21,172
John J. Grana           12,000(2)     2.8%    $5.78     5/17/13    $19,164     $42,344
John J. Peters          12,000(2)     2.8%    $5.78     5/17/13    $19,164     $42,344


(1) This stock option is non-statutory option and will vest in six equal annual installments of 37,500 per year commencing on the first anniversary of the grant date. Certain accelerated vesting of the shares will occur if certain company earnings milestones are realized.
(2) These options are non-qualified options which have a four year vesting period. These options vest in four annual installments of twenty-five percent per year commencing on the first anniversary of the grant date.
(3) Amounts represent potential gains that could be achieved for the options granted in 2005 based on assumed annual growth rates of 5% and 10% in the price of our Common Stock over the five-year life of the option (which would equal a total increase in stock price of 28% and 61%, respectively). Actual gains, if any, will depend upon market conditions and our future performance and prospects.

         The following table sets forth information with respect to the exercise of stock options by the Named Executives, if any, during the year ended December 31, 2005, and it also sets forth information with respect to status of unexercised stock options as of December 31, 2005.


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR END OPTION VALUES

                                                  Number of
                                               Shares Underlying       Value of Unexercised
                                             Unexercised Options at   In-The-Money Options at
                                                  FY-End (#)              FY-End ($) (1)
                        Shares       Value       -----------              --------------
                      Acquired on  Realized
     Name             Exercise (#)   ($)(2) Exercisable Unexercisable Exercisable Unexercisable
     ----             ------------ -------- ----------- ------------- ----------- -------------

Donald L. Turrell        97,100    $330,368   189,075        8,925      $365,565           $0
Michael P. Skarzynski         0          $0         0      225,000            $0      $56,250
Dorrance W. Lamb         14,723     $60,986   131,249       18,251      $247,133      $28,920
William E. Mahuson            0          $0   102,500        6,000      $308,693      $14,460
John J. Grana            65,000    $226,491    65,000       17,000       $53,625      $28,920
John J. Peters            7,550     $35,426   113,750       18,250      $189,105      $28,920

(1) Represents the difference between the fair market value of our Common Stock as of December 31, 2005 and the exercise price of the option. Options that are not in-the-money have been excluded from the computation.
(2) Represents the difference between the fair market value of our Common Stock underlying the options as of the exercise date and the exercise price of the options.

                  REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS

         The Audit Committee of the Board of Directors is currently comprised of three members of our Board of Directors, each of whom possesses the necessary qualifications pursuant to Nasdaq rules and regulations and is independent pursuant to the Nasdaq National Market's listing standards and in accordance with SEC rules. The Audit Committee operates under a written charter, a copy of which is included as Appendix A to this proxy statement. Among other things, the Audit Committee recommends to the Board that our audited financial statements be included in the Annual Report on Form 10-K and recommends the selection of the independent registered public accounting firm to audit our books and records. The Audit Committee met eight times during 2005 and held five private sessions with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has:

    o reviewed and discussed, with us, regulatory changes occurring during the past year including subsequent requirements related to the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission and NASD requirements;
    o reviewed and discussed our audited financial statements for 2005 with management and with PricewaterhouseCoopers LLP;
    o reviewed and discussed management's selection, application and disclosure of critical accounting policies;
    o reviewed and discussed the adequacy of our internal control over financial reporting and accounting and financial personnel;
    o discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61, as amended (Codification for Statements on Auditing Standards);
    o discussed the process used by management in formulating accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and
    o received and discussed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

         Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2005 for filing with the SEC.

         Prior to approving PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006, the Audit Committee considered whether PricewaterhouseCoopers LLP's provision of other than audit services is compatible with maintaining the registered public accounting firm's independence and has concluded that PricewaterhouseCoopers LLP meets the independence standards.



                                Audit Committee:
                           E. Mark Rajkowski, Chairman
                              Stuart B. Meisenzahl
                                Robert L. Tillman

                          AUDIT FEES AND ALL OTHER FEES

Fees Billed by PricewaterhouseCoopers LLP during 2005 and 2004

During 2005 and 2004, PricewaterhouseCoopers, LLP billed us the following fees for the services discussed below:

                                                   2005            2004
                                               -----------------------------
        Audit Fees                                $301,000        $251,000
        Audit-Related Fees                               0          21,000
        Tax Fees                                    69,000          38,000
        All Other Fees                                   0               0
                                               -----------------------------
        Total                                     $370,000        $310,000
                                               =============================

         Audit Fees: Fees relating to the audit of the Company's annual financial statements, including services required under the Sarbanes-Oxley Act of 2002 and review of Quarterly Reports on Form 10-Q and fees related to assistance with regulatory reviews of Company filings.

         Audit-Related Fees: There were no audit related fees billed in 2005. Fees in 2004 relate to certain regulatory filings and accounting consulting services.

         Tax-Related Fees: These are fees for compliance services, tax advice and tax planning services.

         All Other Fees: No other fees were billed by PricewaterhouseCoopers in 2005 and 2004.

All audit, audit-related and tax fees paid in 2005 and 2004 were approved by the Audit Committee.

Effective in 2003, the Audit Committee established the following guidelines for securing non-audit services.


         o The Chairperson for the Committee can authorize management, in advance, to secure non-audit services up to $25,000 provided the Committee is informed on a timely basis of such commitment.

         o The Committee must pre-approve each non-audit service in excess of $25,000.

                       CODE OF BUSINESS CONDUCT AND ETHICS

         Our complete Code of Business Conduct and Ethics is available in the Investors section of our Web site at www.pt.com.



                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return of our Common Stock at the end of each calendar year since December 31, 2000 to the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer Manufacturer Index. The stock performance shown in the graph below is not intended to forecast or be indicative of future performance.
                       [GRAPHIC OMITTED]

                                   PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2005, and the Board of Directors has again selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. This selection will be presented to the stockholders for their ratification at the Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board of Directors may reconsider its choice.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of our financial statements.





         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2






                           STOCKHOLDER COMMUNICATIONS

         The Board of Directors has established a process for stockholders to communicate with members of the Board. To communicate with the entire Board, or a member of the Board, stockholders should send their communications, in writing, to the attention of our Corporate Secretary at the address shown on the cover of this Proxy Statement. The Corporate Secretary will forward stockholder communications to the Board or Board members, as appropriate, unless it is determined by the Corporate Secretary that a communication is frivolous or has been made by a stockholder in bad faith.


                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

         In order for any stockholder proposal to be included in our Proxy Statement to be issued in connection with the 2007 Annual Meeting of Stockholders, such proposal must be delivered to us no later than December 29, 2006. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, we will include the stockholder proposal in its proxy statement and place it on the form of proxy issued for the 2007 Annual Meeting of Stockholders. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before the 2007 Annual Meeting of Stockholders only if written notice of the proposal is delivered to our Secretary no earlier than March 4, 2007 and no later than April 3, 2007, and if the stockholder complies with all of the other provisions of Article II, Section 12 of our By-laws. All such notices should be delivered to Stuart B. Meisenzahl, Secretary of Performance Technologies, Incorporated, 205 Indigo Creek Drive, Rochester, New York 14626.




                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                         By Order of the Board of Directors,



                                         /s/  Stuart B. Meisenzahl
                                         -----------------------------
                                         Stuart B. Meisenzahl
                                         Secretary to the Board

Dated at Rochester, New York
April 28, 2006

                                                                      Appendix A

                         PERFORMANCE TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER



Mission Statement

The Audit Committee (the "Committee") will, on behalf of the Board of Directors (the "Board"), have responsibility for oversight of reliable financial reporting, effective internal control over financial reporting, compliance with regulatory matters, and compliance with appropriate ethical conduct.

In performing its duties, the Committee will maintain effective working relationships with the Board, management and the independent registered public accounting firm. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the business, operations, and risks of Performance Technologies, Inc. (the "Company").

Organization

         The Committee will be comprised of three or more directors as determined from time to time by the Board, each of whom will be independent as determined by the Board in accordance with the applicable rules of Nasdaq, the Securities and Exchange Commission ("SEC") and the Sarbanes-Oxley Act.

         The Board may, under exceptional and limited circumstances, act in the best interests of the Company and its stockholders by appointing a Committee member who is not an independent director; provided, however, the member shall not be a current employee of the Company or a family member of an employee of the Company. In such an instance, the Board shall disclose in its annual proxy statement the nature of the relationship and the reason(s) for appointing such individual as a Committee member. However, a member appointed under this exception may not serve more than two years and may not chair the Committee.

        All members of the Committee must be able to read and understand fundamentalfinancial statements, including the Company's balance sheet, income statement and cash flow statement. The Committee has, and will continue to have, at least one member who has accounting or related financial management expertise such as that gained from past employment in finance or accounting, professional certification in accounting, or other comparable experience or background such as being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and who shall be an "audit committee financial expert" as defined by the SEC.

Meetings

Committee meetings will generally coincide with regular Board meetings. Topics at scheduled meetings will generally include:

    o    Review of the Annual and Quarterly Reports to be submitted to the SEC;
         and

    o Meetings with the independent registered public accounting firm to discuss the scope of the annual audit and to review the financial statements for the year and the results of the audit.

Roles and Responsibilities

Internal Control Over Financial Reporting
-----------------------------------------
    o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control over financial reporting and ensuring that all individuals possess an understanding of their roles and responsibilities;

    o Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

    o Focus on the extent to which the independent registered public accounting firm reviews computer systems and applications, and the security of such systems and applications;

    o Gain an understanding of whether internal control recommendations made by the independent registered public accounting firm have been implemented by management; and

    o Ensure that the independent registered public accounting firm keeps the Committee informed about fraud, illegal acts, deficiencies in internal control over financial reporting and certain other matters that came to their attention during the conduct of their audit.

Financial Reporting

General
-------
    o Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

    o Ask management and the external registered public accounting firm about significant risks and exposures and the plans to minimize such risks.

    o Discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

Annual Financial Statements
---------------------------
    o Review the annual consolidated financial statements and determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles;

    o Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

    o Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting and disclosure of obsolete or slow-moving inventory; receivable losses; software capitalization and amortization; warranty liability; litigation reserves; and other commitments and contingencies;

    o Meet with management and independent registered public accounting firm to review the financial statements and the results of the audit;

    o Consider management's handling of proposed audit adjustments identified by the independent registered public accounting firm;

    o Review the MD&A and other sections of the Annual Report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations; and

    o Ensure that the independent registered public accounting firm communicates certain required matters to the Committee.

Interim Financial Statements
----------------------------
    o Be briefed on how management develops and summarizes quarterly financial information, the extent to which the independent registered public accounting firm reviews quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

    o Meet with management to review the interim financial statements and the results of the review. (This may be done by the Committee chairperson or the entire Committee);

    o To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management on whether:

         o Actual financial results for the quarter varied significantly from projected results;

         o Generally accepted accounting principles have been consistently applied;

         o There are any actual or proposed changes in accounting or financial reporting practices;

         o    There are any significant or unusual events or transactions;

         o The Company's financial and operating controls are functioning effectively;

         o The Company has complied with the terms of loan agreements or security indentures; and

         o The interim financial statements contain adequate and appropriate disclosures.

    o Ensure that the independent registered public accounting firm communicates certain required matters to the Committee, as is necessary.

Compliance with Laws and Regulations
------------------------------------
    o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

    o Periodically obtain updates from management, general counsel, and tax advisors regarding compliance;

    o Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

    o Review the findings of any examinations by regulatory agencies such as the SEC.

Compliance with Ethical Conduct
-------------------------------
    o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of ethical conduct to the organization; and

    o    Periodically obtain updates from management regarding compliance.

External Audit
--------------
    o Be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, with the understanding that each public accounting firm must report directly to the Committee;

    o Understand the independent registered public accounting firm's proposed audit scope and approach;

    o Review the performance of the independent registered public accounting firm; and

    o Review and confirm the independence of the independent registered public accounting firm by reviewing the non-audit services provided and the registered public accounting firm's assertion of their independence in accordance with professional standards.

Non-Audit Services
------------------
    o The Chairperson for the Committee can authorize the Company in advance to secure non-audit services costing up to $25,000 provided the Committee is informed on a timely basis of such commitment.

    o The Committee must pre-approve each non-audit service that is expected to cost in excess of $25,000.

Other Responsibilities
----------------------
    o Meet with the independent registered public accounting firm, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately;

    o Ensure that significant findings and recommendations made by the independent registered public accounting firm are received and discussed on a timely basis;

    o Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

    o If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

    o Authorize, when deemed necessary to carry out the duty of the Committee, the engagement of independent counsel and other advisors.

    o Ensure that appropriate funding is made available for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report, or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

    o    Perform other oversight functions as requested by the full Board; and

    o Review, reassess the adequacy of, and update the charter on an annual basis; receive approval of changes from the Board.

Reporting Responsibilities
--------------------------
    o Regularly update the Board about Committee activities and make appropriate recommendations.